Exhibit 3.1

AMENDED AND

RESTATED

BY-LAWS

OF

ADVANCE AUTO PARTS, INC.

Effective August 8, 2023

i

TABLE OF CONTENTS

(continued)

ii

I.	Offices.

Section 1.01    Registered Office. The registered office of the Corporation shall be fixed in the Certificate of Incorporation.

Section 1.02    Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

II.	Stockholders.

Section 2.01    Place of Meetings. Meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, as may be designated by the Board of Directors, the Chief Executive Officer of the Corporation or the Chair of the Board of Directors.

Section 2.02    Annual Meetings. An annual meeting of stockholders shall be held in each calendar year for the election of directors on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting, provided that such business is properly brought before the meeting.

Section 2.03    Special Meetings.

(a)    A special meeting of stockholders, for any purpose or purposes, may be called only by the Chief Executive Officer, the Chair of the Board of Directors, the Board of Directors, by stockholders following receipt by the Secretary of the Corporation of a written request for a special meeting from record holders owning at least ten percent (10%), in the aggregate, of the outstanding common stock of the Corporation (the “Special Meeting Request”), and may not be called by any other person or persons. Business transacted at any special meeting shall be limited to the purposes stated in the notice of the meeting sent by the Corporation subject to the nomination procedures for directors set forth in Section 2.04(b) of these By-Laws.

(b)    A special meeting called by the Secretary of the Corporation shall be held at such date, time and place, if any, within or without the State of Delaware, as may be fixed by the Board; provided however, that the date of any such special meeting shall not be more than 90 days after the Special Meeting Request is received by the Secretary of the Corporation (or 120 days after the Special Meeting Request is received by the Secretary of the Corporation if an item of business included in such Special Meeting Request includes a nomination of a person for election to the Board of Directors) unless a later date is required in order to allow the Corporation to file the information required under Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding the foregoing, the Secretary of the Corporation shall not be required to call a special meeting if the Special Meeting Request (i) is received by the Secretary of the Corporation during the 90-day period before the first anniversary of the immediately preceding year’s annual meeting of stockholders or (ii) includes an item of business substantially the same as or substantially similar to such action (all “Similar Item”) that was presented at any meeting of stockholders held within ninety (90) days prior to receipt by the Corporation of such Special Meeting Request. For purposes of this Section 2.03(b), election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the removal of directors, or, solely when the number of nominees for the Board of Directors exceeds the number of directors to be elected, the nomination or election of directors or the filling of vacancies on the Board of Directors.

Section 2.04    Notice of Stockholder Business and Nominations.

(a)    Annual Meetings of Shareholders.

(1)    Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or a supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (C) properly brought before the meeting by a stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in Section 2.04 of these By-Laws and at the time of the annual meeting, (ii) is entitled to vote at the meeting, (iii) complies with the notice procedures set forth in Section 2.04 of these By-Laws as to such business or nomination, and (iv) in the case of nominations of persons for election to the Board of Directors, complies with the requirements of Rule 14a-19 under the Exchange Act, or (D) with respect to a qualifying nomination of a Stockholder Nominee (as defined in Section 2.16 of these By-Laws) by an Eligible Stockholder (as defined in Section 2.16(d) of these By-Laws) and/or Nominating Stockholder (as defined in Section 2.16(e)(5) of these By-Laws) in accordance with Section 2.16 of these By-Laws (each such nomination a “Proxy Access Nomination”). Clauses (C) and (D) of this Section 2.04(a)(1) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(2)    Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.04(a)(1)(C), or with respect to a Proxy Access Nomination, Section 2.16 of these By-Laws, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action.

(A)    To be timely under clause (C) of Section 2.04(a)(1) of this By-Law, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 130 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(B)    To be in proper form, a stockholder’s notice (whether given pursuant to Section 2.04(a)(2) or Section 2.04(b) of these By-Laws) to the Secretary must set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the following information together with a representation as to the accuracy of the information:

(i)    the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any,

(ii)    the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder and such beneficial owner, if any,

(iii)    a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation,

(iv)    a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation,

(v)    a description of any short interest in any security of the Corporation (for purposes of these By-Laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

(vi)    a description of any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation,

(vii)    a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner,

(viii)    a description of any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any,

(ix)    a description of any arrangements, rights, instruments or other interests described in Sections 2.04(a)(2)(B)(i)- (viii) of these By-Laws held by members of such stockholder’s immediate family sharing the same household,

(x)    a representation whether the stockholder giving the notice and the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination,

(xi)    in the case of a nomination, a representation whether the stockholder giving the notice and the beneficial owner, if any, intends to solicit proxies or votes in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, including by soliciting the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors, and

(xii)    any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Such information shall be provided as of the date of the notice, and such information, as well as any other information reasonably requested by the Corporation after the date of the notice, shall be updated and supplemented by such stockholder so that the information provided or required to be provided in such notice shall be true and correct (a) as of the record date for the meeting and (b) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than 5 days after the record date for the meeting (in the case of any update and supplement required to be made as of any record date for the meeting) and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this By-Law or any other section of these By- Laws shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder’s notice, extend any applicable deadlines under these By-Laws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these By-Laws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

(C)    If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth:

(i)    a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, and

(ii)    a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder.

(D)    Set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors:

(i)    all information relating to such person that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee in any proxy statement and any associated proxy card for the Corporation’s next meeting of stockholders for the election of directors and to serving as a director if elected), and

(ii)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

(E)    With respect to each nominee for election or reelection to the Board of Directors, such stockholder shall include a completed and signed questionnaire, representation and agreement required by Section 2.05 of these By-Laws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3)    The number of nominees a stockholder may nominate for election to the Board of Directors of the Corporation at the annual meeting (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 2.04(a)(2)(A) of these By-Laws. Notwithstanding anything in the preceding sentence or Section 2.04(a)(2)(A) of these By-Laws to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 130 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Section 2.04 of these By-Laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)    Special Meetings of Stockholders.

(1)    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in this By-Law and at the time of the special meeting, (ii) is entitled to vote at the meeting, (iii) complies with the notice procedures set forth in Section 2.04 of these By-Laws as to such nomination, and (iv) complies with the requirements of Rule 14a-19 under the Exchange Act. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.04(a) of this By-Law with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.05 of these By-Laws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 150th day prior to the date of such special meeting and not later than the close of business on the later of the 120th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 130 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The number of nominees a stockholder may nominate for election at the special meeting shall not exceed the number of directors to be elected to the Board of Directors at such special meeting (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the special meeting on behalf of such beneficial owner), and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this paragraph (b)(1) to this Section 2.04. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For the avoidance of doubt, Proxy Access Nominations may not be made at any special meeting of stockholders.

(c)    General.

(1)    Only such persons who are nominated in accordance with the procedures set forth in Section 2.04 or Section 2.16 of these By-Laws shall be eligible to be elected as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law (it being understood that Proxy Access Nomination pursuant to Section 2.16 may not be made at a special meeting of stockholders). Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chair of the meeting (and, in advance of any meeting of stockholders, the Board of Directors) shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-Laws and, if any proposed nomination or business is not in compliance with Section 2.04 or Section 2.16, as applicable, of these By-Laws, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted, notwithstanding that such proposal or nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2)    Notwithstanding anything to the contrary in these By-Laws, unless otherwise required by law, if any stockholder or beneficial owner, if any, on whose behalf a nomination is made (A) provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person (it being understood that such notice or filing shall be in addition to, and not in lieu of, the notices required under these By-Laws) and (B) subsequently notifies the Corporation that it no longer intends to comply with Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, fails to comply with the requirements of Rule 14a-19 under the Exchange Act, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder or such beneficial owner has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies or votes shall be disregarded). Upon request by the Corporation, if any stockholder or beneficial owner, if any, on whose behalf the nomination is made, provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person, such stockholder or such beneficial owner shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(3)    For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(4)    Notwithstanding the foregoing provisions of Section 2.04 of these By-Laws, a stockholder shall also comply with all applicable requirements of state and federal law, including the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 2.04 of these By-Laws; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.04(a)(1)(C), Section 2.04(b) or Section 2.16 of these By-Laws. Nothing in these By-Laws shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these By-Laws.

Section 2.05    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee by a stockholder for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.04 of these By-Laws or, in the case of a Proxy Access Nomination brought under Section 2.16 of these By-Laws, in accordance with the timing, notice and other provisions of Section 2.16 of these By-Laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person:

(a)    is not and will not become a party to:

(1)    any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or

(2)    any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law,

(b)    is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and

(c)    in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed codes of conduct and corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 2.06    Notice of Meetings. A written notice stating the place, if any, date, hour of the meeting and means of remote communication, if any, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of such meeting to each stockholder of record of the Corporation entitled to vote at such meeting, in accordance with Section 232 of the Delaware General Corporation Law.

Section 2.07    Waiver of Notice. Notice of any meeting of stockholders may be waived either before or after such meeting in a writing signed by the person or persons entitled to the notice. Attendance of a person at a meeting also shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.08    Quorum. At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these By-Laws, the holders of a majority of the outstanding capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If a quorum is once present at the meeting, the stockholders may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.09    Adjourned Meetings. In the absence of a quorum or for any other reason, the Chair of the meeting may adjourn the meeting from time to time. The stockholders present at any meeting may, by majority vote, adjourn the meeting from time to time to a later day or hour or to another place, if any. The stockholders entitled to vote at any meeting at which a quorum is not present in person or represented by proxy may so adjourn the meeting until a quorum shall be present or represented. If any adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Otherwise, notice of any adjourned meeting need not be given if the time and place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At an adjourned meeting at which a quorum is present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally convened.

Section 2.10    Voting.

(a)    Except as otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall have one vote for each share of stock having voting power upon the matter in question that is held by such stockholder and registered in the stockholder’s name on the books of the Corporation as of the applicable record date. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

(b)    The vote upon any election or question before a meeting, other than the election of directors, need not be by written ballot, and need not be conducted by inspectors, unless otherwise determined by the Board of Directors or the person presiding at the meeting or otherwise provided in Section 2.15. All such elections and questions at a meeting shall be decided by a majority vote of the shares entitled to vote on the subject matter, the holders of which are present in person or represented by proxy at the meeting at the time of the vote, except where otherwise required by the laws of Delaware, the Certificate of Incorporation or these By-Laws.

(c)    Each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of directors. For purposes of this Section 2.10(c), a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election. For purposes of this Section 2.10(c), votes cast shall exclude abstentions and broker non-votes.

(d)    If a director has resigned and his or her resignation is accepted by the Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.03 or may decrease the size of the Board of Directors pursuant to the provisions of Section 3.02.

Section 2.11    Proxies.

(a)    Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy by an instrument executed in writing, provided that no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

(b)    A stockholder may sign or authorize the written authorization by telegram, facsimile or other means of electronic transmission setting forth or submitted with information sufficient to determine that the stockholder authorized such transmission. If it is determined that such telegrams, facsimiles or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. Any copy, facsimile, telecommunication or other reproduction of the original writing or transmission may be used in lieu of the original, provided that it is a complete reproduction of the entire original.

(c)    If any written authorization designates two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide.

(d)    Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Corporation.

Section 2.12    Fixing Date for Determination of Stockholders of Record.

(a)    For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date not more than 60 nor less than 10 days before the date of any such meeting. If no record date is fixed, the record date for such purpose shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)    For the purpose of determining the stockholders entitled to receive any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not specified elsewhere in this Section 2.12, the Board of Directors may fix a record date not more than 60 days before any such action. If no record date is so fixed, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)    In no event shall any record date fixed by the Board of Directors pursuant to this Section 2.12 precede the date upon which the resolution fixing the record date is adopted by the Board of Directors.

Section 2.13    Action by Written Consent of Stockholders. Subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.

Section 2.14    Stockholder List. The officer who has charge of the stock ledger shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting, either on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting, or, during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time thereof as provided by applicable law. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.15    Voting Procedures and Inspectors of Elections. The following provisions shall apply at such time as the Corporation shall have a class of voting stock that is (1) listed on a national securities exchange, (2) authorized for quotation on an inter-dealer quotation system of a registered national securities association, or (3) held of record by more than 2,000 stockholders.

(a)    The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b)    The inspectors shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at a meeting and the validity of proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.

(d)    In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with an appointment of proxy by electronic transmission, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to clause (b)(5) of this Section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 2.16    Proxy Access. Subject to the terms and conditions set forth in these By- Laws, the Corporation shall include in its proxy materials for an annual meeting of stockholders held in or after 2018 the name, together with the Required Information (as defined in paragraph (a)(5) below), of one or more person(s) properly nominated for election (the “Stockholder Nominee”) to the Board of Directors by a qualifying stockholder or group of stockholders that satisfy the requirements of this Section 2.16, including qualifying as an Eligible Stockholder (as defined in paragraph (a)(4) below), and that expressly elects at the time of providing the written notice required by this Section 2.16 (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 2.16.

(a)    For purposes of this Section 2.16:

(1)    “Voting Stock” shall mean outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors;

(2)    “Constituent Holder” shall mean any stockholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (d) below) or beneficial holder whose stock ownership is counted for purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in paragraph (d) below) or qualifying as an Eligible Stockholder (as defined in paragraph (d) below);

(3)    “Affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Exchange Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership;

(4)    A stockholder (and any Constituent Holders) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the stockholder or any Constituent Holder possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder (or any of its Affiliates) or such Constituent Holder (or any of its Affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder (or any of its Affiliates) or such Constituent Holder (or any of its Affiliates) for any purposes or purchased by such stockholder (or any of its Affiliates) or such Constituent Holder (or any of its Affiliates) pursuant to an agreement to resell or (z) subject to any short interest in a security (for purposes of these By-Laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) or Derivative Instrument, which interest or instrument has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s (or Affiliate’s) or such Constituent Holder’s (or affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder (or affiliate) or such Constituent Holder (or Affiliate), other than any such arrangements solely involving an exchange listed multi-industry market index fund in which Voting Stock represents at the time of entry into such arrangement less than ten percent (10%) of the proportionate value of such index. A stockholder or Constituent Holder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder or Constituent Holder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s ownership or Constituent Holder’s ownership of shares shall be deemed to continue during any period in which such stockholder or Constituent Holder has loaned such shares in the ordinary course of its business or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which, in either case of such loan or delegation, is recallable and/or revocable at any time by the stockholder or Constituent Holder, as applicable, and, in the case of loaned shares, on not more than five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings; and

(5)    The “Required Information” that the Corporation will include in its proxy statement is (a) the information concerning the Stockholder Nominee and the Eligible Stockholder(s) and Nominating Stockholder(s) that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (b) if the Eligible Stockholder and/or Nominating Stockholder so elects, a Statement (as defined in paragraph (f) below). The Corporation shall also include the name of the Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these By-Laws notwithstanding, the Corporation may, in its sole discretion, solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder, Nominating Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(b)    To be timely, a stockholder’s Proxy Access Notice must be delivered to the Secretary of the Corporation at its principal executive offices not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date that the Corporation mailed its proxy statement for the preceding year’s annual meeting of stockholders; provided, however, that in the event the annual meeting of stockholders is not scheduled to be held within a period that commences 30 days before and ends 60 days after the first anniversary date of the previous year’s annual meeting of stockholders (such meeting date referred to herein as an “Outside Meeting Date”), the Proxy Access Notice must be so delivered to, and received by, the Secretary of the Corporation no earlier than 180 days and no later than the 10th day following the date such Outside Meeting Date is first publicly announced or disclosed. In no event shall any adjournment or postponement of an annual meeting, or the Public Announcement thereof, commence a new time period or extend any time period for giving of a Proxy Access Notice.

(c)    The number of Stockholder Nominees (including Stockholder Nominees that were submitted by any Eligible Stockholder and/or Nominating Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.16 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall be the greater of (x) two and (y) the largest whole number that does not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 2.16 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(1)    the number of directors in office or director candidates that, in either case, will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, from the Corporation), other than any such director referred to in this clause (1) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms; and

(2)    the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting for whom access to the Corporation’s proxy materials was previously provided pursuant to this Section 2.16, other than any such director referred to in this clause (2) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms;

provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting of stockholders, the Permitted Number shall be calculated based on the number of directors in office as so reduced. Any Eligible Stockholder or Nominating Stockholder, as applicable, submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this Section 2.16 shall (i) rank such Stockholder Nominees based on the order that such person desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the number of Stockholder Nominees submitted pursuant to this Section 2.16 exceeds the Permitted Number and (ii) explicitly specify and include the respective rankings referred to in the foregoing clause (i) in the Proxy Access Notice delivered to the Corporation with respect to all Stockholder Nominees submitted pursuant thereto. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.16 exceeds the Permitted Number, each Eligible Stockholder will have its highest ranking Stockholder Nominee (as ranked pursuant to the preceding sentence) who meets the requirements of this Section 2.16 selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the Corporation (with the understanding that an Eligible Stockholder may not ultimately have any of its Stockholder Nominees included if the Permitted Number has previously been reached). If the Permitted Number is not reached after each Eligible Stockholder or Nominating Stockholder, as applicable, has had one Stockholder Nominee selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After reaching the Permitted Number of Stockholder Nominees, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.16 thereafter withdraws, has his or her nomination withdrawn or is thereafter not submitted for director election, no other nominee or nominees shall be required to be substituted for such Stockholder Nominee and included in the Corporation’s proxy statement or otherwise submitted for director election pursuant to this Section 2.16.

(d)    An “Eligible Stockholder” is one or more stockholders of record or of beneficial ownership who own and have owned, or are acting on behalf of one (1) or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 2.16, and as of the record date for determining stockholders eligible to vote at the annual meeting of stockholders, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting of stockholders, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two (2) or more collective investment funds that are (i) a group of funds under common management and investment control, (ii) a group of funds under common management and funded primarily by the same employer, or (iii) a “family of investment companies” or a “group of investment companies” each as defined in the Investment Company Act of 1940, as amended (each a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this paragraph (d) provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 2.16 and provides information, together with the Proxy Access Notice documentation satisfactory to the Board or its designee, acting in good faith, that demonstrates it is a Qualifying Fund. No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 2.16 (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (d), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year (3-year) period ending on that date and through the other applicable dates referred to above (in addition to all other applicable requirements being met).

(e)    No later than the final date when a Proxy Access Notice pursuant to this Section 2.16 may be timely delivered to the Corporation, an Eligible Stockholder (including each Constituent Holder) must provide the following information in writing to the Secretary of the Corporation:

(1)    the name and address of, and number of shares of Voting Stock owned by, such person;

(2)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3-year) holding period) verifying that, as of a date within seven days prior to the date the Proxy Access Notice is delivered to the Corporation, such Eligible Stockholder (and each Constituent Holder) owns, and has owned continuously for the preceding three years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(A)    within five days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(B)    immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;

(C)    the information, representations and agreements contemplated by Section 2.05 of these By-Laws;

(D)    a representation that such person:

(i)    has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.16;

(ii)    has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) promulgated under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(iii)    will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation; and

(iv)    will provide facts, statements and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 2.16;

(E)    in the case of a nomination by an Eligible Stockholder comprised of a group of stockholders that together is such an Eligible Stockholder, the designation by all group members (including Constituent Holders), as evidenced by a written agreement provided to the Corporation signed by all group members (including Constituent Holders), of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination (the “Nominating Stockholder”) (for the avoidance of doubt, in the event of a nomination by a Nominating Stockholder that includes more than one Eligible Stockholder (including each Constituent Holder), any and all requirements and obligations for an Eligible Stockholder (including each Constituent Holder) that are set forth in this Section 2.16 shall apply to each such Eligible Stockholder; provided, however that, in such case, the Proxy Access Request Required Shares provision shall apply to the Eligible Stockholder comprised of a group of such stockholders that together comprises such an Eligible Stockholder);

(F)    an undertaking that such person agrees to:

(i)    assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s and/or Nominating Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder and/or Nominating Stockholder provided to the Corporation; and

(ii)    file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder and/or Nominating Stockholder of stockholders of the Corporation relating to the annual meeting of stockholders at which the Stockholder Nominee will be nominated and provide to the Corporation copies of any solicitation or other communication with the Corporation’s stockholders relating to the annual meeting of stockholders that is exempt from filing with the Securities and Exchange Commission; and

(G)    a completed copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee that has been or will be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act.

In order to be considered timely, any information required by this Section 2.16 to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation) (1) no later than five days following the record date for the applicable annual meeting of stockholders, to disclose the foregoing information as of such record date, and (2) no later than the eighth day before the annual meeting of stockholders, to disclose the foregoing information as of the date that is 10 days prior to such annual meeting of stockholders. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these By-Laws) available to the Corporation relating to any defect.

(f)    The Eligible Stockholder or Nominating Stockholder, as applicable, may provide to the Secretary of the Corporation, at the time the information required by this Section 2.16 is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting of stockholders, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Stockholder’s or Nominating Stockholder’s, as applicable, Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.16, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(g)    No later than the final date when a Proxy Access Notice pursuant to this Section 2.16 may be timely delivered to the Corporation, each Stockholder Nominee must deliver to the Secretary at the principal executive offices of the Corporation the completed and signed questionnaire, representation, agreement required by Sections 2.05 of these By-Laws and:

(1)    provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee consents to being named as a nominee in any proxy statement and any associated proxy card for the Corporation’s next meeting of stockholders for the election of directors and to serving as a director of the Corporation if elected;

(2)    complete, sign and submit all other questionnaires required of the Corporation’s directors generally; and

(3)    provide such additional information as necessary to permit the Board of Directors to determine if any of the matters contemplated by paragraph (i) below apply to such Stockholder Nominee or if such nominee has any direct or indirect relationship with the Corporation or is or has previously been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission or Rule 506(d) of Regulation D under the Securities Act of 1933, as amended.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder), the Nominating Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder, the Nominating Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including, without limitation, under these By-Laws) available to the Corporation relating to any such defect.

(h)    For the avoidance of doubt, any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2.16 or any other provision of the By-Laws, Certificate of Incorporation, or other applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at such annual meeting.

(i)    The Corporation shall not be required to include, pursuant to this Section 2.16, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(1)    who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed (or other listing standards applicable to the Corporation), any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case, as determined by the Board of Directors;

(2)    whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded (or other such rules and listing standards applicable to the Corporation), or any applicable law, rule or regulation;

(3)    if the Eligible Stockholder (or any Constituent Holder), Nominating Stockholder or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 2.16 or any agreement, representation or undertaking required by this Section;

(4)    if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to, not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting;

(5)    who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; or

(6)    if the Corporation receives one or more stockholder notices nominating director candidates pursuant to Section 2.04(a) (but not this Section 2.16) of these By-Laws.

For the purposes of this paragraph (i), clauses (1), (2) and (5) and, to the extent related to a breach or failure by the Stockholder Nominee, clause (3) will result in the exclusion from the proxy materials pursuant to this Section 2.16 of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Stockholder Nominee to be nominated; provided, however, that clause (4) and, to the extent related to a breach or failure by an Eligible Stockholder (or any Constituent Holder), clause (3) will result in the Voting Stock owned by such Eligible Stockholder (or Constituent Holder) or Nominating Stockholder being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Stockholder or Nominating Stockholder, as applicable, the exclusion from the proxy materials pursuant to this Section 2.16 of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of stockholders or, if the proxy statement has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to be nominated).

(j)    Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at any such annual meeting; or (ii) is not elected to the Board of Directors and does not receive at least twenty-five percent (25%) of the votes cast in favor of the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.16 for the next two (2) annual meetings of stockholders.

III.	Board of Directors.

Section 3.01    General Powers; Organization. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the Delaware General Corporation Law or by the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders. The Board of Directors may annually elect a Chair of the Board from among its members who shall preside at its meetings. The Secretary shall act as secretary of the meeting, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting. Any meeting of the Board of Directors may be held within or without the State of Delaware.

Section 3.02    Number, Qualification and Term of Office. The number of directors constituting the Board of Directors shall be fixed from time to time by resolution of the Board of Directors, but shall be not less than seven (7) nor more than twelve (12). Except as otherwise provided in the Certificate of Incorporation and except as provided in Section 3.03 of these By- Laws, the directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until his or her successor is duly elected and qualified or until the director’s earlier resignation, retirement or removal. Directors need not be stockholders.

Section 3.03    Resignation and Removal; Vacancies.

(a)    Any director may resign at any time upon giving written notice to the Secretary of the Corporation, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. Directors may be removed only in accordance with the applicable provisions of the Delaware General Corporation Law and any applicable provisions of the Certificate of Incorporation.

(b)    Vacancies (whether existing or to take effect at a future date), and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class, may only be filled by a majority of the directors then in office (including those who have resigned from the Board effective as of a future date), in their sole discretion and whether or not constituting less than a quorum, and the directors so chosen shall hold office until the next election of directors and until their successors are duly elected and qualified, or until their earlier resignation, retirement or removal.

Section 3.04    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as may be designated from time to time by the Board of Directors.

Section 3.05    Special Meetings. Special meetings of the Board of Directors may be called from time to time by the Chair of the Board of Directors, if any, or the Chief Executive Officer, and upon request by any two directors, shall be called by the Chair of the Board of Directors or the Chief Executive Officer.

Section 3.06    Notice of Special Meetings. Notice of each special meeting of the Board of Directors stating the place, date and hour of the meeting shall be given to each director by mail not less than 48 hours, or personally or by telephone, telegram, facsimile or other electronic transmission not less than 48 hours, before the date and hour of the meeting.

Section 3.07    Waiver of Notice. Notice of any meeting of the Board of Directors may be waived either before or after such meeting in a writing signed by each director or directors to whom the notice was not duly given. Attendance of a director at a meeting also shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.08    Quorum. Unless otherwise specifically provided by the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.09    Committees of Directors.

(a)    The Board of Directors may, by resolution adopted by a majority of the total number of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and to have such name as may be determined by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

(b)    Subject to subsection (c) of this Section 3.09 and to the Delaware General Corporation Law, any committee may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent provided in the resolution designating the committee, and may authorize the corporate seal, if any, to be affixed to all papers that may require it.

(c)    No committee shall have the power or authority to amend the Certificate of Incorporation of the Corporation (except as permitted by the Delaware General Corporation Law), to adopt an agreement of merger or consolidation under Section 251 or 252 of the Delaware General Corporation Law, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or to amend the By-Laws of the Corporation; and, unless the resolution establishing the committee or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

(d)    Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Unless the Board of Directors otherwise provides, each committee may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these By-Laws.

Section 3.10    Lead Director. The Board of Directors may, by resolution adopted by a majority of the total number of directors, designate a director to be a Lead Director. The Lead Director shall have the powers and duties as determined by the Board of Directors.

Section 3.11    Conference Communications. Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of a conference telephone or other comparable communications equipment which all persons participating in the meeting can hear and communicate with each other. For the purpose of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.11 shall be deemed present in person at the meeting.

Section 3.12    Action by Written Consent of Directors. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all directors or committee members consent thereto in writing, manually or by electronic transmission.

Section 3.13    Compensation. The Board of Directors shall have the authority to fix the compensation of directors.

IV.	Officers.

Section 4.01    Number. The Board of Directors shall elect a Chief Executive Officer, a President and a Secretary, and it may, if it so determines, elect a Chair of the Board from among its members. The Board of Directors may also choose a Treasurer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers or any other officers or agents as the Board of Directors may designate. Any person may hold two or more offices.

Section 4.02    Election, Term of Office and Qualifications. The Board of Directors shall elect the officers of the corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties not inconsistent with these By-Laws as shall be determined from time to time by the Board of Directors. All officers of the Corporation shall hold their offices until their respective successors are elected and qualified, or until their respective offices are eliminated by vote of the Board of Directors, or until their earlier resignation, retirement or removal. Officers may be, but need not be, directors.

Section 4.03    Compensation. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors or a committee thereof or by the Chief Executive Officer if authorized by the Board of Directors or a committee thereof.

Section 4.04    Registration and Removal; Vacancies.

(a)    Any officer may resign at any time upon written notice to the Corporation. Any such resignation, however, shall be without prejudice to any contract rights of the Corporation as to such officer.

(b)    Any officer may be removed from office, with or without cause, by a vote of the Board of Directors. Any such removal, however, shall be without prejudice to any contract rights of such officer as to the Corporation.

(c)    Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 4.05    Chief Executive Officer. If the Board of Directors has not otherwise designated a Chief Executive Officer, the Board of Directors may designate the Chair, if any, or the President as the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have the general powers and duties of management and supervision usually vested in and imposed upon the Chief Executive Officer of a corporation. During the absence or disability of the President, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the President.

Section 4.06    Chair of the Board. The Chair, if one is elected, shall preside at all meetings of the Board of Directors, except in the event that it is appropriate for the Lead Director to preside. The Chair shall preside at all meetings of the stockholders. During the absence or disability of the Chair, the Chief Executive Officer shall preside at meetings of the stockholders. During the absence or disability of the Chief Executive Officer and the President, the Chair shall exercise all the powers and discharge all the duties of the Chief Executive Officer.

Section 4.07    President. The President, subject to the control of the Board of Directors and the Chief Executive Officer of the Corporation, shall have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors and directives of the Chief Executive Officer are carried into effect. During the absence or disability of the Chief Executive Officer, the President shall exercise all the powers and discharge all the duties of the Chief Executive Officer.

Section 4.08    Vice Presidents. During the absence or disability of the Chief Executive Officer and the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors or, in the absence of any designation, in the order they were first elected as Vice Presidents) shall perform the duties and have the authority of the President.

Section 4.09    Secretary. The Secretary (or in the absence of the Secretary, any Assistant Secretary or other person appointed by the Chair to serve as Acting Secretary) shall keep the minutes of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Secretary shall maintain the stock ledger and prepare the stockholder list as required by these By-Laws. The Secretary shall duly give notice of all meetings of the stockholders, the Board of Directors and committees of the Board, if any.

Section 4.10    Treasurer. The Treasurer, if any, shall keep accurate accounts of all moneys of the Corporation received or disbursed. He or she shall deposit all moneys, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board of Directors shall from time to time designate. The Treasurer shall have power to endorse for deposit all notes, checks and drafts received by the Corporation. The Treasurer shall render to the Board of Directors or the Chief Executive Officer of the Corporation, whenever required, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 4.11    Authority and Other Duties. All officers of the Corporation shall be subject to the supervision and direction of the Board of Directors and, in addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such other duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless expressly prohibited by a resolution adopted by the Board of Directors, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of his or her office to other persons.

V.	Indemnification.

Section 5.01    Indemnification. The Corporation shall indemnify its officers and directors, and former officers and directors, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by the Delaware General Corporation Law, as amended from time to time. The determination of whether any such person is eligible for indemnification under this Section 5.01 shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders; provided, however, that if a Change in Control (as defined below) has occurred and the person seeking indemnification so requests, a determination of whether such person is eligible for indemnification under this Section 5.01 shall be made in a written opinion rendered by independent legal counsel chosen by the person seeking indemnification and not reasonably objected to by the Board of Directors, and such determination shall be binding on the Corporation. The fees and expenses of such independent counsel shall be paid by the Corporation. For such purpose, (X) “independent legal counsel” shall mean legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or has performed services for the Corporation or the person seeking indemnification within the previous three years; and (Y) a “Change in Control” shall be deemed to have occurred if:

(a)    a majority of the directors of the Corporation shall be persons other than persons (A) who were directors of the Corporation on the date this Section was adopted, (B) for whose election proxies shall have been solicited by the Board of Directors or (C) who are then serving as directors appointed by the Board of Directors-to fill vacancies on the Board of Directors caused by newly-created directorships or the death or resignation (but not removal) of a director;

(b)    thirty percent (30%) or more of the outstanding shares of voting stock of the Corporation is acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) by any person (other than the Corporation, a subsidiary of the Corporation or the person seeking indemnification) or group of persons, not including the person seeking indemnification, acting in concert;

(c)    the stockholders of the Corporation approve a definitive agreement or plan to (A) merge or consolidate the Corporation with or into another corporation (other than (1) a merger or consolidation with a subsidiary of the Corporation or (2) a merger in which the Corporation is the surviving corporation and no outstanding voting stock of the Corporation (other than fractional shares) held by stockholders immediately before the merger is converted into cash, securities, or other property), (B) sell or otherwise dispose of all or substantially all of the assets of the Corporation (in one transaction or a series of transactions) or (C) liquidate or dissolve the Corporation, unless a majority of the voting stock (or the voting equity interest) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Corporation (in the case of a merger, consolidation or disposition of assets) is, immediately following the merger, consolidation or disposition of assets, beneficially owned by the person seeking indemnification or a group of persons, including the person seeking indemnification, acting in concert; or

(d)    the Corporation enters into an agreement in principle or a definitive agreement relating to an event described in clause (i), (ii) or (iii) above which ultimately results in an event described therein, or a tender or exchange offer or proxy contest is commenced which ultimately results in an event described therein.

Section 5.02    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense asserted against or incurred by such person in or arising from that capacity, or arising out of his or her status as such, whether or not the Corporation would otherwise have the power or the obligation to indemnify the person against such liability or expense. The Corporation shall not be obligated under these By-Laws to make any payment in connection with any claim made against any person if and to the extent that such person has actually received payment therefore under any insurance policy or policies.

Section 5.03    Expenses Payable in Advance. Expenses (including attorneys’ fees and expenses) incurred by a director or officer, or a former director or officer, in defending, investigating, preparing to defend, or being or preparing to be a witness in, a threatened or pending action, suit, proceeding or claim against him or her, whether civil or criminal, shall be paid by the Corporation in advance of the final disposition of such action, suit, proceeding or claim upon receipt by the Corporation of a request therefore and an undertaking by or on behalf of the director or officer, or former director or officer, to repay such amounts if it ultimately shall be determined that he or she is not entitled to be indemnified by the Corporation.

VI.	Stock.

Section 6.01    Certificates for Stock.

(a)    The shares of stock of the Corporation shall be either certificated or uncertificated.

(b)    Every holder of duly issued certificated shares of stock in the Corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares owned by him or her. The certificates for such shares shall he numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chair, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and the seal of the Corporation, if any, shall be affixed thereto.

(c)    A certificate representing shares of stock issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of stock and the qualifications, limitations or restrictions of such preferences and/or rights of each class or series authorized to be issued.

(d)    The Board of Directors may provide by resolution that some or all shares of any or all classes and series of the stock of the Corporation will be uncertificated. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

Section 6.02    Issuance of Stock. The Board of Directors is authorized to cause to be issued stock of the Corporation up to the full amount authorized by the Certificate of Incorporation in such amounts and for such consideration as may be determined by the Board of Directors. No shares shall be allotted except in consideration of cash, labor, personal or real property (or leases thereof), or a combination of the foregoing, or of an amount transferred from surplus to stated capital upon a stock dividend. At the time of such allotment of stock, the Board of Directors shall state its determination of the fair value to the Corporation in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted. Stock so issued shall be fully paid and nonassessable. Treasury shares may be disposed of by the Corporation for such consideration as may be fixed by the Board of Directors, or by the stockholders if the Certificate of Incorporation so provides.

Section 6.03    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 6.04    Transfer of Stock. Transfers of stock on the books of the Corporation may be authorized only by the stockholder named in the certificate, the stockholder’s legal representative or the stockholder’s duly authorized attorney-in-fact and upon surrender of the certificate or the certificates for such stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No new certificate or certificates shall be issued in exchange for any existing certificate until such certificate shall have been so canceled, except in cases provided for in Section 6.06.

Section 6.05    Lost, Stolen or Destroyed Certificates. Any stockholder claiming a certificate for stock to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Corporation may require and shall, if the Corporation so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Corporation, to indemnify the Corporation against any claims which may be made against it on account of the alleged loss, theft or destruction of the certificate or issuance of such new certificate. A new certificate may then be issued for the lost, stolen or destroyed certificate.

Section 6.06    Facsimile Signatures. Any or all of the signatures of the officers or agents of the Corporation on any stock certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on any such certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it nevertheless may be issued by the Corporation as though the person who signed such certificate or whose facsimile signature or signatures had been placed thereon were such officer, transfer agent or registrar at the date of issue.

VII.	Miscellaneous.

Section 7.01    Dividends.

(a)    Subject to any restrictions contained in the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of the Corporation’s capital stock from the Corporation’s surplus, or if there be none, out of its net profits for the current fiscal year and/or the preceding fiscal year. Dividends may be paid in cash, in property or in shares of capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

(b)    If the dividend is to be paid in shares of the theretofore unissued capital stock of the Corporation, the Board of Directors shall, by resolution, direct that there be designated as capital in respect of such shares an amount which is not less than the aggregate par value of par value shares being declared as a dividend and, in the case of shares without par value being declared as a dividend, such amount as shall be determined by the Board of Directors; provided, however, that no such designation as capital shall be necessary if shares are being distributed by the Corporation pursuant to a split-up or division of its stock.

Section 7.02    Interested Directors and Officers. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because an interested director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her vote is counted for such purpose, if, (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 7.03    Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chair, Chief Executive Officer, President, Executive Vice President or the Chief Financial Officer and any such officer may, in the name of and on behalf of the Corporation, take all such action as such officer may deem advisable to vote in person or by proxy at any meeting of security holders of other corporations in which the Corporation may hold securities, and at any such meeting such officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 7.04    Execution of Instruments.

(a)    All deeds, mortgages, notes, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chair, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors.

(b)    If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

Section 7.05    Advances. The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be incurred by them in the performance of their duties and for which they would be anticipated to be entitled to reimbursement in the absence of an advance.

Section 7.06    Fiscal Year. The fiscal year end of the Corporation shall be the Saturday which occurs nearest the last day of December or such other date as may be fixed from time to time by resolution of the Board of Directors.

Section 7.07    Corporate Seal. The corporate seal, if one is adopted by the Board of Directors, shall be circular in form and shall have inscribed thereon the name of the Corporation, the word “Delaware” and the words “Corporate Seal.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise placed on any document requiring it.

Section 7.08    Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases; provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 7.09    Power to Amend. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, if such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any annual meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal these By-Laws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal these By-Laws except as otherwise provided in these By-Laws or the Certificate of Incorporation.

Section 7.10    Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these By-Laws (as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine.